                                                                    EXHIBIT 10.4

                    SECOND TIER LICENCE TO SUPPLY ELECTRICITY

                                      -for-

                         Yorkshire Electricity Group plc

L/OF/127/2TS


Uncertified copies of this licence are available price (pound)4.20 payment with order from:


         Library
         Office of Electricity Regulation
         Hagley House
         Hagley Road
         Birmingham
         B16 8QG


Cheques and postal orders should be made payable to:
Office of Electricity Regulation.


(C)  Crown Copyright

                    SECOND TIER LICENCE TO SUPPLY ELECTRICITY

                                     - for -

                         Yorkshire Electricity Group plc

                                      NOTE

                       The licenceholder is subject to the

                      environmental obligations set out in

                     Schedule 9 (Preservation of Amenity and

                     Fisheries) to the Electricity Act 1989

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
PART I:           TERMS OF THE LICENCE                                       1

PART II:           THE CONDITIONS

1.       Interpretation and construction                                     2

2.       Restriction on supply to certain premises                           8

3.       Connection and use of system - requirement to                       12
         offer terms

3A.      Connection and use of system - functions of the                     18
         Director

4.       Compliance with Scottish Grid Codes                                 20

5.       Compliance with Scottish Distribution Codes                         21

6.       Compliance with Trading Code                                        22

7.       Licensee 's system planning                                         23

8.       Generation security standard                                        25

9.       Security arrangements                                               30

10.      Health and safety of employees                                      31

11.      Provision of information to the Director                            32

12.      Payment of fees                                                     33

SCHEDULE 1:                Specified premises                                35

SCHEDULE 2:                Terms as to revocation                            36

                    SECOND-TIER LICENCE TO SUPPLY ELECTRICITY


                          PART I: TERMS OF THE LICENCE



1. The Director General of Electricity Supply in accordance with a general authority given by the Secretary of State under Sections 6(1) and (2) of the Electricity Act 1989 (hereinafter referred to as "the Act") and in exercise of the powers conferred by Section 6(2)(a), Section 6(6), and
     Section 7 of the Act hereby licenses Yorkshire Electricity Group plc (registered in England under number 2366995) to supply electricity to the premises specified in Schedule 1 below during the period specified in paragraph 3 below, subject to the Conditions set out in Part II below (hereinafter referred to as the "Conditions") .

2. The Conditions are subject to modification or amendment in accordance with their terms or with Sections 11, 14 or 15 of the Act. The licence is further subject to the terms as to revocation specified in Schedule 2.

3. This licence shall come into force on 1 April 1991 and unless revoked in accordance with the provisions of Schedule 2 shall continue until determined by not less than 25 years' notice in writing given by the Director General of Electricity Supply to the licensee, such notice not to be served earlier than a date being 10 years after the licence comes into force .




                                     Dr. Eileen Marshall
                                     authorised on behalf of the
  25 March 1991                      Director General of Electricity Supply

                             PART II: THE CONDITIONS


Condition 1: Interpretation and construction

1. Unless the contrary intention appears, words and expressions used in the Conditions or in the Schedules below shall be construed as if they were in an Act of Parliament and the Interpretation Act 1978 applied to them and references to an enactment shall include any statutory modification or reenactment thereof after the date when this licence comes into force .

2. Any word or expression defined for the purposes of any provision of Part I of the Act shall, unless the contrary intention appears, have the same meaning when used in the Conditions or in the Schedules below.

3. In the Conditions and in the Schedules below unless otherwise specified or the context otherwise requires:-

"affiliate"                    in relation to any person means any
                               holding company or subsidiary of such
                               person or any subsidiary of a holding
                               company of such person, in each case
                               within the meaning of Sections 736, 736A and 736B of the Companies Act 1989 and if that Section is not in force at the date of grant of this licence as if such Section were in force at such date.

"authorised"                   in relation to any business or activity
                               means authorised by licence granted
                               under Section 6 or exemption granted
                               under Section 5 of the Act.

"authorised electricity        means any person (other than the
operator"                      licensee) who is authorised to generate,
                               transmit or supply electricity.

"designated"                   in relation to any agreement means
                               designated by the Secretary of State or
                               on his behalf by means of initialling or descriptive reference whether for the purposes of any Condition of this licence or otherwise, but so that an agreement so designated may at the discretion of the Secretary of State cease to be designated if amended or modified in any material respect.

"Distribution Code"            means, in relation to any public
                               electricity supplier, the Distribution
                               Code required to be prepared by such
                               supplier and approved by the Director as from time to time revised with the approval of the Director.

"distribution system"          in relation to any public electricity
                               supplier, shall have the same meaning as it has for the purposes of the licence held by such supplier under Section
                               6(l)(c) of the Act or, in the event that such supplier holds more than one such licence at any time, it shall mean at that time each system which is defined as the distribution system of that supplier in such licences (taken together with each other system which is so defined) .

"equivalent megawatt"          in circumstances where demand is only
                               measured in megavolt amperes. means
                               megavolt amperes converted into
                               megawatts using for this purpose a power factor of 0.9 megawatts per megavolt ampere or such other factor as may with the approval of the Director be taken as being appropriate having regard to electrical characteristics of the supply, and cognate expressions shall be construed accordingly.

"Grid Code"                    means, in relation to any transmission
                               licensee, the Grid Code required to be
                               prepared by such transmission licensee
                               and approved by the Director as from
                               time to time revised with the approval
                               of the Director.

"licensee"                     means Yorkshire Electricity Group plc
                               (registered number 2366995) and (where
                               the context so requires) shall include
                               any business in respect of which the
                               licensee is the successor company .

"licensee's system"            means the electric lines of the licensee
                               through which the licensee supplies
                               electricity to premises pursuant to this licence and includes any electrical plant and meters of the licensee which are used in connection with the transport of electricity through such lines.

"megawatt" or "MW"             includes an equivalent megawatt.

"related undertaking"          in relation to any person means any
                               undertaking in which such a person has a participating interest as defined by
                               Section 260 of the Companies Act 1985 as substituted by Section 22 of the Companies Act 1989 and if that Section is not in force at the date of grant of this licence as if such Section were in force at such date.

"Scottish transmission         means a person who holds a licence under
licensee"                      Section 6(1)(b) of the Act for an
                               authorised area in Scotland.

"successor company"            has the meaning ascribed to it for the
                               purposes of Part II of the Act.

"Trading Code"                 means the Trading Code required to
                               be adopted by the Scottish transmission
                               licensees, as from time to time revised
                               with the approval of the Director.

"transmission licensee"        means a person who holds a licence under
                               Section 6(1)(b) of the Act.

"transmission system"          in relation to any transmission
                               licensee, shall have the same meaning as it has for the purposes of the licence held by such licensee under Section
                               6(1)(b) of the Act or, in the event that such licensee holds more than one such licence at any time, it shall mean at that time each system which is defined as the transmission system of that licensee in such licences (taken together with each other system which is so defined).

"undertaking"                  bears the meaning ascribed to that
                               expression by Section 259 of the
                               Companies Act 1985 as substituted by
                               Section 22 of the Companies Act 1989 and if that Section is not in force at the date of grant of this licence as if such Section were in force at such date.

4. Unless otherwise specified, any reference to a numbered Condition or to a numbered Condition with a suffix letter or to a numbered Schedule is respectively a reference to the Condition, or to the Condition with a suffix letter or to the Schedule bearing that number in this licence, and any reference to a numbered paragraph or to a numbered paragraph with a suffix letter is respectively a reference to the paragraph or to the paragraph with a suffix letter bearing that number in the Condition or Schedule in which the reference occurs.

5. The heading or title of any Part, Condition, Schedule or paragraph shall not affect the construction hereof.

6. Where any obligation of the licensee is expressed to require performance within a specified time limit that obligation shall continue to be binding and enforceable after that time limit if the licensee fails to perform that obligation within that time limit (but without prejudice to all rights and remedies available against the licensee by reason of the licensee's failure to perform within the time limit).

7. The provisions of Section 109 of the Act shall apply for the purposes of the delivery or service of any documents, directions or notices to be delivered or served pursuant to any Condition or Schedule and directions issued by the Director pursuant to any Condition or Schedule shall be delivered or served as aforesaid.

Condition 2: Restriction on supply to certain premises


1. Save as provided in paragraphs 3 and 5 below the licensee shall not during the franchise period supply electricity to any single premises at which the relevant demand in megawatts is at or below the franchise limit.

2. In determining for the purposes of this Condition whether any single premises falls within the franchise limit the licensee shall have regard to the following bases of assessment:

          (a) in respect of premises occupied by existing customers the relevant demand in megawatts shall be calculated as an average of the maximum monthly demands under normal operating conditions at such single premises supplied by one or more authorised electricity operators and/or the licensee in the 3 months of highest maximum demand as recorded over the most recent 12 month period in respect of which figures are available; and

          (b) in respect of premises occupied by a new customer seeking a supply from the licensee the relevant demand in megawatts shall be calculated by reference to the average maximum monthly demand which might reasonably be expected in the 3 months of highest maximum demand over a 12 month period at premises having similar demand characteristics to the premises occupied by such new customer.

2A. For the purposes of paragraph 2, if any electricity which has been or is to be supplied by the licensee to any single premises ("premises A") is or will be on-supplied by another person from premises A to one or more single premises ("premises B") then:

          (a) If the on-supply to premises B from premises A was made on 31st March 1990 by that other person pursuant to an agreement for that other person to supply premises B which was subsisting on that date that demand at premises B which is met by such on-supply from premises A may be regarded as part of the relevant demand in megawatts at premises A; and

          (b) save as provided in sub-paragraph (a) above, that demand at premises

     B which is met by such on-supply from premises A shall not be regarded as part of the relevant demand in megawatts at premises A.

3. Subject to paragraph 4, if at any time during the franchise period the relevant demand in megawatts (calculated in accordance with paragraph 2 and 2A) at any single premises to which a supply is given by the licensee in accordance with the provisions of this Condition should fall to or below the franchise limit the licensee may, notwithstanding such fact, continue to supply such premises without being in breach of this Condition until such time as:

          (a) any contract existing between the licensee and the customer occupying such premises is determined by effluxion of time or otherwise; or

          (b) the supply arrangements between the licensee and the customer occupying such premises shall for any other reason be terminated.

4. Save where the Director otherwise agrees, if (having regard to the basis of assessment referred to in paragraph 2(b)) the relevant demand in megawatts of a customer who was a new customer at the time of commencement of supply by the licensee should, in the first 12 month period for which figures are available, prove to be less than was reasonably expected of such customer and to fall to or below the franchise limit, the licensee shall cease to supply such customer.

5. Notwithstanding paragraph 1, the licensee may supply electricity to single premises at which the relevant demand in megawatts is at or below the franchise limit where such single premises are specified for the purposes of this licence by the Director with the prior approval of the Secretary of State.

6. For the purposes of paragraph 2(a), where the average calculated as there provided, but ignoring for this purpose the reference to normal operating conditions, was no more than 10 per cent higher than the average (calculated in the same manner) over the twelve-month period preceding the twelve-month period referred to in paragraph 2(a), the maximum monthly demands from which the average was derived shall be presumed to have occurred under normal operating conditions.

7. Any dispute arising under the provisions of this Condition between the licensee and any authorised electricity operator or any person requiring a supply of electricity from the licensee may be referred to the Director and the Director shall determine whether the premises in respect of which the customer requires a supply to be given fall within the franchise limit.

8.   In this Condition:

"existing customer"                means any person occupying premises to which
                                   a supply is being given by the licensee or any other authorised electricity operator, which person (or any affiliate or related undertaking of such person) and premises have been supplied for a clear period of at least
                                   12 months prior to the date on which
                                   application for supply by the licensee is made.

"franchise limit"                  means:

                                   (a) during the 4 year period from 31st March
                                   1990 to 30th March 1994 one megawatt; and

                                   (b) during the succeeding 4 year period from 31st March 1994 to 30th March 1998 0.1 megawatt

"franchise period"                 means the period of 8 years commencing on
                                   31st March 1990.

"new customer"                     means any person supplied or applying for a
                                   supply to premises other than an existing customer.

"single premises"                  includes in the case of sites or buildings in
                                   multi-occupation, each area in respect of which the supply of electricity was as at 31st December 1989 or is or is to be separately metered and the occupier individually invoiced by the licensee or any authorised electricity operator.

Condition 3: Connection and use of system - requirement to offer terms

1.   The licensee shall, subject to paragraphs 6, 7 and 10:-

     (a) offer to enter into an agreement to provide a connection to the licensee's system with any person who has made application for connection to the licensee's system; and

     (b) offer to enter into an agreement for the modification of a connection to the licensee's system with any person who has made application for modification of a connection to the licensee's system; and

     (c) offer to enter into an agreement with any person who has made application for use of system:-

          (i) to accept into the licensee's system at such entry point and in such quantities as may be specified in application, electricity to be provided by or for the person; and

          (ii) to deliver electricity equal in quantity to that accepted into the licensee's system (less only any losses incurred in the course of transporting such electricity through the licensee's system) from such exit points on the licensee's system and in such quantities as may be specified in the application to such person as the person making the application may specify.

2. The licensee shall, subject to paragraphs 6 and 7, offer terms for an agreement in accordance with paragraph 1 as soon as practicable and in any event not more than the period specified in paragraph 8 after receipt by the licensee of an application from the person containing all such information as the licensee may reasonably require for the purpose of formulating the terms of its offer.

3.   Each offer made in accordance with paragraph I shall:

     (a) make detailed provision regarding such of the following matters as are relevant for the purposes of the agreement:

          (i) the carrying out of works (if any) required for the construction or modification of the entry point to connect, the licensee's system to the transmission system of any transmission licensee or the distribution system of any public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity or in connection with the construction or modification of any exit points for the delivery of electricity as specified in the application and for the obtaining of any consents necessary for such purpose;

               (ii) the carrying out of works (if any) for the provision of electrical plant or for the extension or reinforcement of the licensee's system which are required to be undertaken for the provision of connection to, or the making of a modification to a connection to, the licensee's system or for provision of use of the licensee's system to the person and for the obtaining of any consents necessary for such purpose;

               (iii) the installation of appropriate meters or other apparatus (if any) required to enable the licensee to measure electricity being accepted into the licensee's system at the specified entry point and leaving such system at the specified exit points;

               (iv) the installation of such switchgear or other apparatus (if any) as may be required for interrupting the use of system should there be a failure by or for a person to provide electricity at its entry point on the licensee's system for delivery to the person specified by the person in its application from the exit points on the licensee's system;

               (v) the date by which any works required so as to permit access to the licensee's system (including for this purpose any works for its extension or reinforcement) shall be completed (and so that, unless otherwise agreed by the person making the application, a failure to complete such works by such date shall be a material breach of the agreement entitling the person to rescind such agreement);

               (vi) the charges to be paid by the person making the application for the provision of electrical plant, for connections to or modification of connections to, or the extension or reinforcement of, the licensee s system, for the installation of meters, switchgear or other apparatus and for their maintenance, for disconnection from the licensee's system and the removal of electrical plant, electric lines and meters following disconnection and for use of system which shall, unless manifestly inappropriate, be set in conformity with paragraph 4; and

     (b) contain such other provisions as may be appropriate for the purposes of the agreement in the circumstances in which it is likely to be entered into.


4. The charges referred to in paragraph 3 to be contained in every agreement subject of an offer by the licensee shall be such that:

     (a) charges for the provision of electrical plant, connection charges, charges for modification or connections, charges for disconnection from the licensee's system and the removal of electrical plant, electric lines and meters following disconnection or any charges for extension or reinforcement of the licensee s system or for use of system are set at a level which will enable the licensee to recover no more than:

          (i) the appropriate proportion (taking account of the factors referred to in paragraph 5) of the costs directly or indirectly incurred by the licensee; and

          (ii) a reasonable rate of return on the capital represented by such costs; and

     (b) charges for the installation of meters, switchgear or other apparatus and for their maintenance shall not exceed the costs thereof and a reasonable rate of return on the capital represented by such costs.

5. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works, the licensee shall have regard to:-

     (a) the benefit (if any) to be obtained or likely in the future to be obtained by the licensee or any other person as a result of the carrying out of such works whether by virtue of the provision of electrical plant, the reinforcement or extension of the licensee s system or the provision of additional entry or exit points on the licensee's system or otherwise; and

     (b) the ability or likely future ability of the licensee to recoup a proportion of such costs from other persons.

6. The licensee shall not be obliged pursuant to this Condition 3 to offer to enter into any agreement where, by reason of the capacity of the licensee's system and the use made or reasonably expected to be made of it, the licensee would be required to expand or reinforce the capacity of the licensee s system.

7. The licensee shall not be obliged pursuant to this Condition 3 to offer to enter into any agreement with any person if:

     (a) to do so would be likely to involve the licensee:

          (i) in breach of the Grid Code of any transmission licensee; or

          (ii) in breach of the Distribution Code of any public electricity supplier; or

          (iii) in breach of the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act; or

          (iv) in breach of any other enactment relating to safety or standards applicable to the licensee's system; or

     (b) the person does not undertake to be bound, insofar as applicable, by the terms of the Codes referred to in sub-paragraphs (a)(i) and (a)(ii) above, as from time to time in force.

8. For the purpose of paragraph 2, the period specified shall be:

     (a) in the case of persons seeking use of system only, 28 days; and

     (b) in the case of persons seeking connection or modification of an existing connection or seeking use of system in conjunction with connection, 3 months.

9. The licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part 1 and paragraphs 2(v) and (vi) of Part 2 of
Schedule 2 to the Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6(3),to the extent that, the Director so directs and the licensee shall comply with any such direction.

10. Paragraphs 1 to 9 inclusive above shall apply only if, and to the extent that, the Director so directs and the licensee shall comply with any such direction.

Condition 3A: Connection and use of system - functions of the Director

1. If, after a period which appears to the Director to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to an application in accordance with Condition 3, the Director may, pursuant to Section 7(3) of the Act, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and the person in such manner as appears to the Director to be reasonable having (insofar as relevant) regard, in particular, to the following considerations:


     (a) that the person should pay to the licensee the whole or an appropriate proportion (as determined in accordance with paragraph 5 of Condition 3] of the costs directly or indirectly incurred by the licensee in the carrying out of any works or in providing or doing any other thing under the agreement in question calculated in accordance with the principles set out in paragraph 4 of Condition 3 together with a reasonable rate of return on the capital represented by such costs;

     (b) that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of any of the Conditions;

     (c) that any methods by which the licensee's system is connected to the transmission system of any transmission licensee or the distribution system of any public electricity supplier or the system for the distribution of electricity of any other person authorised to supply electricity accord with good engineering principles and practices;

     (d) that the terms and conditions of agreements entered into by the licensee pursuant to an application in accordance with Condition 3 should be, so far as circumstances allow, as similar in substance and form as is practicable

2. If the person wishes to proceed on the basis of the agreement as settled by the Director, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If the licensee proposes to vary the contractual terms of any agreement for connection to, or modification of a connection to, the licensee's system or for use of system entered into pursuant to Condition 3 or this Condition in any manner provided for under such agreement, the Director may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

Condition 4: Compliance with Scottish Grid Codes

1. The licensee shall comply with the provisions of the Grid Code of each Scottish transmission licensee insofar as applicable to it.

2. The Director may (following consultation with such Scottish transmission licensees as the Director shall consider appropriate) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Grid Code of any Scottish transmission licensee and to such extent as may be specified in those directions.



3.   In this Condition -

     "authorised activities"            means the activities which the licensee
                                        is authorised by this Licence to carry
                                        on.

Condition 5: Compliance with Scottish Distribution Codes


1. The licensee shall comply with the provisions of the Distribution Code of each Scottish public electricity supplier insofar as applicable to it.

2. The Director may (following consultation with such Scottish public electricity suppliers as the Director shall consider appropriate) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Distribution Code of any Scottish public electricity supplier and to such extent as may be specified in those directions.

Condition 6: Compliance with Trading Code


1. The licensee shall comply with the provisions of the Trading Code insofar as applicable to it during any period that the licensee is a member of the trading system established by the Trading Code, including any requirements thereunder for the Director's approval or consent, for compliance with directions issued by the Director or relating to determinations made by the Director.

2. The Director may (following consultation with such members of the trading system established by the Trading Code as the Director shall consider appropriate) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Trading Code and to such extent as may be specified in those directions.

Condition 7: Licensee's system Planning

1. The licensee shall plan and develop each part of the licensee's system in accordance with a standard not less than the relevant standard insofar as applicable to it, or such standard of planning as the licensee may, following consultation with such (if any) authorised electricity operators as the Director shall consider appropriate and with the approval of the Director, adopt from time to time.

2. The Director may (following consultation with the licensee and such other (if any) authorised electricity operators as the Director shall consider appropriate) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the licensee's system and to such extent as may be specified in the directions.

3.   In this Condition:-


     "relevant standard"                means, in relation to each part of the
                                        licensee's system, whichever of the
                                        following standards is applicable to
                                        that part namely:-

                                        (i) the standard in accordance with
                                        which the transmission licensee within
                                        whose authorised area that part is
                                        situated is required under the licence
                                        held by it under Section 6(1)(b) of the
                                        Act to plan and develop its transmission system; or

                                        (ii) the standard in accordance with
                                        which the public electricity supplier
                                        within whose authorised area that part
                                        is situated is required under the
                                        licence held by it under Section 6(l)(c) of the Act to plan and develop its distribution system.

Condition 8: Generation security standard

1. The licensee shall make arrangements sufficient to meet the generation security standard.

2. Not later than 3 months before the end of each financial year, commencing with the financial year ending on 31 March 1992, the licensee shall provide to the Director a statement complying with the provisions of paragraphs 3 and 4.

3. The statement to be provided to the Director under paragraph 2 shall:

     (a) be signed by 2 Directors of the licensee;

     (b) describe the arrangements made or to be made by the licensee to meet the generation security standard in each of the 7 succeeding financial years;

     (c) state the planning margin or margins adopted by the licensee for the purpose of the above arrangements and set out the methodology and calculations used in arriving at such margin or margins;

     (d) refer to data, assumptions and demand forecasts (including insofar as relevant those relating to diversity of demand, own generation, arrangements for trading energy and capacity with other persons, arrangements with relevant purchasers, including those permitting interruption and reduction of supply, forecast maximum demand from relevant purchasers, the maximum demand which the licensee could meet without failing to meet the generation security standard, contracted availability of generation, and load management (if any) of relevant purchasers); and

     (e) include such other matters as the Director shall specify in directions issued by the Director to the licensee for the purpose of this Condition not later than 6 months before the end of the financial year in which the statement is provided.


     4. The licensee shall upon request by the Director provide to the Director such information as the Director may require for the purpose of monitoring compliance with this Condition and to enable the Director (having regard to his statutory duties)
to review the operation of the generation security standard.

5. The licensee shall not make or agree any alteration other than an alteration to which paragraph 7 applies, to the arrangements described in any statement provided to the Director under paragraph 2 as having been made by the licensee to meet the generation security standard for the first financial year covered by such statement.

6.   The licensee shall:-

     (a) procure that, except to the extent that the Director shall otherwise approve, arrangements described in any statement provided to the Director under paragraph 2 as failing to be made by the licensee, to meet the generation security standard for the first financial year covered by such statement shall be made; and

     (b) not make or agree any alteration, other than an alteration to which paragraph 7 applies, to the arrangements so made.

7. This paragraph applies to an alteration which the Director considers is unlikely to result in the licensee failing to meet the generation security standard.

8. The licensee shall not enter into any contract for the supply of electricity if the entering into of the contract would cause demand from relevant purchasers in the first year covered by the statement most recently provided to the Director under paragraph 2 to exceed the maximum demand which the licensee can meet in that year without failing to meet the generation security standard, as referred to in such statement, unless the Director shall consider that the entering into of the contract is unlikely to result in the licensee failing to meet the generation security standard.

9. In the event that the Director, after consultation with the licensee, shall at any time or from time to time issue a direction to the licensee for the purpose of this Condition to the effect that, in the opinion of the Director, it is desirable that the licensee make arrangements such as are specified in the direction to meet the generation security standard, then the duty imposed by paragraph 1 shall not be capable of being discharged by the licensee after such date as shall be specified for the purpose in the direction except by the licensee making the arrangements so specified.

10. The duty of the licensee under paragraph 1 may, in relation to relevant purchasers whose premises are located in isolated areas, be discharged by the making of arrangements sufficient to meet a standard of generation security (other than the generation security standard) agreed between the licensee and the Director.

11. The provisions of this Condition are without prejudice to the duties of the licensee under the Electricity Supply Regulations 1988.

12.  In this Condition:-

         "generation security standard"  means:-
                                        (a) such standard of generation security
                                         as will ensure:

                                        (i) that the supply of electricity to
                                        relevant purchasers will not be
                                        discontinued in more than 9 years in any period of 100 years; and

                                        (ii) that the voltage or frequency of
                                        electricity supplied to relevant
                                        purchasers will not be reduced below
                                        usual operational limits in more than 30 years in any period of 100 years by reason of insufficiency of electricity generation available for the purposes of supply by the licensee to its relevant purchasers at times of annual system peak demand; and

                                        (b) sufficient electricity generation
                                        being available for the purposes of
                                        supply by the licensee to its relevant
                                        purchasers at times other than times of
                                        annual system peak demand to ensure that the standard of generation security at each such time will be not less than that referred to in sub-paragraph (a) above for times of annual system peak demand.

"relevant purchaser"                    means any purchaser from the licensee
                                        entitled and requiring at any time to be supplied by the licensee at any premises but shall exclude:

                                        (a) a purchaser under an interruptible
                                        contract or a contract containing load
                                        management terms to the extent that
                                        supplies to that purchaser may be
                                        interrupted or reduced in accordance
                                        with the terms of that contract; and

                                        (b) a purchaser whose premises are
                                        within an authorised area for which the
                                        licensee is the public electricity
                                        supplier.

"contract"                              includes an agreement or arrangement
                                        (whether or not constituted or evidenced by any written document)

"contract for the supply
   of electricity"                      includes any contract which amends
                                        another contract so as to provide for
                                        the licensee, to supply quantities of
                                        electricity in excess of that supplied
                                        under the last mentioned contract .

Condition 9: Security arrangements

1. If so directed in directions issued by the Director for the purposes of this Condition the licensee shall, not later than such date as it shall be directed so to do in the directions, enter into an agreement designated by the Secretary of State for the purposes of this Condition relating to compliance with directions issued by the Secretary of State under Section 34 and/or Section 35 of the Act.

2. The licensee shall comply with and perform its obligations under any agreement which it enters into pursuant to paragraph 1.

Condition 10: Health and safety of employees

It shall be the duty of the licensee to act together with other licensees to consult with appropriate representatives of the employees for the purpose of establishing and maintaining an appropriate machinery or forum for the joint consideration of matters of mutual concern in respect of the health and safety of persons employed by those licensees.

Condition 11: Provision of information to the Director


1. Subject to paragraphs 2 and 3, the licensee shall furnish to the Director, in such manner and at such times as the Director may require, such information and shall procure and furnish to him such reports, as the Director may consider necessary in the light of the Conditions or as he may require for the purpose of performing:-

     (a)  the functions assigned to him by or under the Act; and

     (b)  any functions transferred to him under the Act.

2. The licensee may not be required by the Director to furnish him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

3. The licensee may not be required by the Director to furnish him under this Condition with any information required in relation to an enforcement matter which the licensee could not be compelled to produce or give under Section 28(3) of the Act.

4. The powers of the Director to call for information under paragraph 1 are in addition to the power of the Director to call for information under or pursuant, to any other Condition.

5. In paragraphs 1 to 4, "information" shall include any documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.

6. The licensee shall, if so requested by the Director, give reasoned comments on the accuracy and text of any information and advice (so far as relating to the supply of electricity authorised by this licence) which the Director proposes to publish pursuant to Section 48 of the Act.

Condition 12: Payment of fees

1. The licensee shall at the times stated hereunder pay to the Director fees of the amount specified in, or determined under, the following paragraphs of this Condition.

2. Within 30 days after the grant of this licence but, in any event before 2 May 1991 the licensee shall pay to the Director an initial fee of(pound)250.00.

3. In respect of the year beginning on 1 April in 1992 and in each subsequent year, the licensee shall pay to the Director a fee which is aggregate of the following amounts:

     (a) an amount which is a proportion, as determined by the Director of the amount estimated by the Director, according to a method which has previously been disclosed in writing to the licensee. as likely to be his costs during the coming year in the exercise of his general functions under the Act in relation to the holders of licences granted under Section 6(1) and 6(2) of the Act;

     (b) an amount which is a proportion as determined by the Director of the amount estimated by the Director (in consultation with the Monopolies Commission) as having been incurred in the calendar year immediately preceding the 1st April in question by the Monopolies Commission in connection with references made to it under Section 12 of the Act with respect to this licence or any other licence issued under Section 6(2) of the Act; and

     (c) the difference (being a positive or a negative amount), if any, between:

          (i) the amount of the fee paid by the licensee in respect of the year immediately preceding the 1st April in question: and

          (ii) the amount which that fee would have been in respect of that year had the amount comprised therein under sub-paragraph (a) above (or, where that year commenced on 1 April 1991 the amount comprised therein which was attributable to the matters referred to in that sub-paragraph) been calculated by reference to the total costs of the Director and the proportion thereof actually attributable to the licensee (such total costs being apportioned as determined by the

     Director according to a method previously disclosed in writing to the licensee)

and the fee shall be paid by the licensee to the Director within one month of the Director giving notice to the licensee of its amount if that notice is given within 6 months of the beginning of the year in respect of which the fee is payable.

     Condition 13: Compulsory acquisition of land etc


1. All the powers and rights conferred by or under the provisions of Schedule 3 of the Act (compulsory acquisition of land etc.) shall have effect in relation to the licensee to the extent that they are required for the installation, maintenance, removal or replacement of the licensee's system or any part thereof which are necessary to enable the licensee to supply electricity to the premises specified in Schedule 1 of this licence.

2    Paragraph 1. shall cease to have effect on 31 March 1994.

         Condition 14:       Powers to carry out road works etc


1. For the purposes of enabling the licensee to carry on the authorised activities, The powers and rights conferred by or under the provisions of
     Schedule 4 to the Act (powers to carry out street works etc.) shall have effect and may, subject to paragraph 2 below, be exercised by carrying out works in relation to, or in pursuance of, the installation, inspection, maintenance, adjustment, repair, alteration, replacement and removal of:

     (a) electric lines which are necessary to enable the licensee to supply electricity to premises specified in Schedule 1 below;

     (b)  electrical plant associated with such lines; and

     (c)  any structures for housing or covering such lines or plant.

2. Works which are under, over, in, on, along or across any road, which for the purposes of the Roads (Scotland) Act 1984 constitutes a public road, may be undertaken in pursuance of paragraph 1 above subject to the following conditions:

     (a) that such works shall not be carried out except with the consent, which shall not unreasonably be withheld, of the roads authority and in accordance with such reasonable conditions as may be attached to such consent;

     (b) that any question as to whether or not a consent of roads authority is unreasonably withheld, or as to the reasonableness of conditions attached to such consent, shall be determined by a single arbiter to be appointed:

          (i)  by agreement between the licensee and the roads authority; or

          (ii) in default of such agreement, by the Director on the application of either party.

3.       In this condition:-

         "authorised activities"     has the meaning given in
                                     paragraph 3 of condition 4.


4.   Paragraph 1. shall cease to have effect on 31 March 1994.

                                   SCHEDULE 1


                               Specified Premises

All non-domestic premises having a maximum demand over 1 MW in the authorised areas as at 31 March 1990 of the following public electricity suppliers:

Scottish Power plc
Scottish Hydro-Electric plc

                                   SCHEDULE 2

                             Terms as to revocation

1. The Director General may at any time revoke this licence by not Less than 30 days' notice in writing to the licensee:-

     (a) if the licensee agrees in writing with the Director that this licence should be revoked;

     (b) if any amount payable under Condition 14 is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Director has given the licensee notice that the payment is overdue. Provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

     (c) if the licensee fails to comply with a final order (within the meaning of Section 25 of the Act) or with a provisional order (within the meaning of that Section) which has been confirmed under that Section and which (in either case) has been made in respect of a contravention or apprehended Contravention of any of the Conditions or of any relevant requirement (within the meaning of that Section) imposed on the licensee in its capacity as holder of this licence and (in either case) such failure is not rectified to the satisfaction of the Director within 3 months after the Director has given notice of such failure to the licensee. Provided that no such notice shall be given by the Director before the expiration of the period within which an application under Section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined;

     (d) if the licensee fails to comply with any order made by the Secretary of State under Section 56 73, 74 or 89 of the Fair Trading Act 1973 or under Section l0(2)(a) of the Competition Act 1980;

     (e) if:-

               (i) none of the premises specified, or of the description specified, in Schedule 1 shall have been supplied with electricity by the licensee at any time during the period of 5 years commencing on the date on which this licence comes into force; or

               (ii) none of the premises specified, or of the description specified, in Schedule l shall have been supplied with electricity by the licensee at any time during any period of 5 years;

     (f) if the licensee:

               (i) is unable to pay its debts (within the meaning of Section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraph 2 of this Schedule) or if any voluntary arrangement is proposed in relation to it under Section 1 of that Act or if it enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Director);

               (ii) has a receiver (which expression shall include an administrative receiver within the meaning of Section 251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

               (iii) has an administration order under Section 8 of the Insolvency Act 1986 made in relation to it;

               (iv) passes any resolution for winding-up other than a resolution previously approved in writing by the Director; or

               (v) becomes subject to an order for winding-up by a court of competent jurisdiction; or

     (g)  if the licensee is convicted of having committed an offence under
          Section 59 of the Act.

2. (a) For the purposes of paragraph 1(f)(i) of this Schedule Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there was substituted "(pound)250,000" or such higher figure as the Director may from time to time determine by notice in writing to the licensee .

     (b) The licensee shall not be deemed to be unable to pay its debts for the purposes of paragraph 1(f)(i) of this Schedule if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Director under paragraph l of the Schedule.



                                       40